UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive, West Fargo ND 58078-2648

(Address of Principal Executive Offices) (Zip Code)

(701) 356-0130

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

Public Offering

On April 29, 2011, Titan Machinery Inc. (the “Company”) announced that it will engage in an underwritten public offering of 2,000,000 shares of the Company’s common stock, subject to an over-allotment option of up to 300,000 additional shares (the “Offering”), pursuant to its shelf registration statement on Form S-3 (Reg. No. 333-171063), which was declared effective by the Securities and Exchange Commission on January 21, 2011.

A copy of the press release announcing the Offering is included in this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Stock Trading Plans

On April 29, 2011, certain directors of the Company, or entities affiliated with such directors, entered into Stock Trading Plans (the “Plans,” or individually a “Plan”) established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions. Adam Smith Fund and Adam Smith Growth Partners, entities affiliated with Tony Christianson, a director of the Company, entered into Plans to sell an aggregate of 170,000 shares, and Gordon Paul Anderson, a director of the Company, entered into a Plan to sell 15,000 shares. The Plans allow the broker that is a party to the Plans to sell shares on behalf of the directors, or their affiliated entities, at any time for a period of 30 days beginning on the second trading day following pricing of the Offering.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements: None.

(b)                                 Pro forma financial information: None.

(d)                                 Exhibits:

99.1                           Press release dated April 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: April 29, 2011	By	/s/ Mark P. Kalvoda
Mark P. Kalvoda
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
April 29, 2011	001-33866

Exhibit No.	ITEM

99.1	Press release dated April 29, 2011